Exhibit 99.3


                                    EXHIBIT C



                                  E-LOAN, INC.
                                 1997 STOCK PLAN

                             STOCK OPTION AGREEMENT
                                    AMENDMENT

         Unless otherwise specified herein, all terms and conditions of the original Option Agreement shall remain the same.

I.       NOTICE OF CONVERSION TO STOCK OPTION GRANT

Larsen, Christian A.

         The vesting of the Stock Option Grant identified below is being amended as follows:

         Grant Number                                1670

         Date of Grant                               5/2/01

         Total Number of Shares Granted              284,970

         Grant Type                                  ISO

VESTING SCHEDULE

         The original Option Grant is being amended as follows: to vest 1/48th of the Shares subject to the Option shall vest each month following the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such dates.

         NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AND OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OF IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO



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TERMINATION OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR
WITHOUT CAUSE.

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option Grant Amendment is granted under and governed by the terms and conditions of the Plan, the Amendment and the original Option Agreement. Optionee has reviewed the Plan and this Option Agreement Amendment in their entirety, has had an opportunity to obtain advice of counsel prior to executing this Amended Option Agreement and fully understands all provisions of the Plan, the Amendment and the original Option Agreement.

         Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

OPTIONEE                                   E-LOAN, INC.



/s/ Christian A. Larsen                    /s/ Beverly L. Robinson
-----------------------------------        ------------------------------------
    Christian A. Larsen                        Beverly L. Robinson, Stock Admin.







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